UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

September 14, 2012

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

Local.com Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2012, Local Corporation (formerly Local.com Corporation) (the “Registrant”) issued a press release entitled, “Local Corporation Formalizes Name Change” regarding the completion of its name change on that day from Local.com Corporation to Local Corporation. The name change was made pursuant to an amendment to the Registrant’s Amended and Restated Certificate of Incorporation undertaken in connection with the merger of a wholly-owned subsidiary of the Registrant with and into the Registrant in accordance with Section 253 of the Delaware General Corporation Law. The wholly owned subsidiary merged with and into the Registrant was named Wide Out Corporation and was formed in order to allow the Registrant to effect the name change. A copy of the Certificate of Ownership merging Wide Out Corporation into Local Corporation is attached hereto as Exhibit 3.1.

In connection with the merger, Article 1 of the Registrant’s Amended and Restated Certificate of Incorporation, which read “I. The name of this corporation is LOCAL.COM CORPORATION (hereinafter the “Corporation”) was deleted in its entirety and replaced with the following: “Article I: The name of the corporation is Local Corporation.” As a result of the name change, the Registrant has also changed the CUSIP number for the Registrant’s common stock to 53954W 104. The Registrant sent a letter to its stockholders on September 18, 2012 regarding the name change.

A copy of the Company press release is being furnished herewith as Exhibit 99.1. A copy of the letter to stockholders is being furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Ownership and Merger Merging Wide Out Corporation Into Local.com Corporation.

Exhibit 99.1	Press release of Local Corporation dated September 17, 2012.

Exhibit 99.2	Letter to Stockholders sent on September 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: September 19, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 3.1	Certificate of Ownership and Merger Merging Wide Out Corporation Into Local.com Corporation.

Exhibit 99.1	Press release of Local Corporation dated September 17, 2012.

Exhibit 99.2	Letter to Stockholders sent on September 18, 2012.